EXHIBIT 99.2

Radian Group Inc.

Offer to Exchange

$195,176,000 aggregate principal amount of 9.000% Senior Notes due 2017

(the “Old Notes”)

(CUSIP Nos. 750236 AL5 and U74927 AB7)

for

$195,176,000 aggregate principal amount of 9.000% Senior Notes due 2017

(the “New Notes”)

(CUSIP No. 750236 AM3)

that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

PURSUANT TO THE PROSPECTUS DATED                     , 2013

                    , 2013

To Our Clients:

Enclosed for your consideration is a prospectus, dated                     , 2013 (the “Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer of Radian Group Inc. (the “Company”) to exchange, upon the terms and subject to the conditions described in the Prospectus, any and all of its Old Notes (CUSIP Nos. 750236 AL5 and U74927 AB7) for a like principal amount of New Notes (CUSIP No. 750236 AM3) that have been registered under the Securities Act (the “Exchange Offer”). The New Notes are substantially identical to the terms of the Old Notes in all material respects, except that the New Notes are registered under the Securities Act and the transfer restrictions under federal and state securities laws and registration rights applicable to the Old Notes are not applicable to the New Notes.

The Exchange Offer is being made to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated January 4, 2013, by and between the Company and the dealer manager named therein with respect to the Old Notes. New Notes will be issued in minimum denominations of $1,000 and any integral multiple thereof.

This material is being forwarded to you as the beneficial owner of Old Notes carried by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instruction as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender your Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 11:59 p.m., New York City time, on                     , 2013, unless extended by the Company (the “Expiration Date”). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered. Your attention is being directed to the following:

1.	The Company is offering to exchange any and all Old Notes for New Notes.

2.	The New Notes will have terms substantially identical to the terms of the Old Notes in all material respects, except that the New Notes are registered under the Securities Act and the transfer restrictions under federal and state securities laws and registration rights applicable to the Old Notes are not applicable to the New Notes.

3.	The Exchange Offer is subject to certain conditions set forth in the section of the Prospectus entitled “The Exchange Offer—Conditions to the Exchange Offer.”

4.	Any transfer taxes incident to the transfer of the Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the instructions in the Letter of Transmittal.

5.	The Exchange Offer expires at 11:59 p.m., New York City time, on , 2013, unless extended by the Company.

Please read the Prospectus

If you wish to tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for your information only and may not be used directly by you to tender Old Notes.

If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Notes in your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all of the Old Notes held by us for your account.

Please review carefully the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating the Exchange Offer made by Radian Group Inc. with respect to its Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospects and Letter of Transmittal.

With respect to the Exchange Offer, the undersigned hereby instructs you (check the appropriate box):

☐	To TENDER any Old Notes held by you for the account of the undersigned as indicated below:

$         of 9.000% Senior Notes due 2017 (CUSIP No. 750236 AL5)

$         of 9.000% Senior Notes due 2017 (CUSIP No. U74927 AB7)

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner(s), including but not limited to the representations, that:

•	the undersigned is not an affiliate of the Company;

•	the undersigned is not a broker-dealer tendering Old Notes that it acquired in exchange for securities acquired directly from the Company for its own account;

•	the Old Notes being exchanged have been, and any New Notes to be received by the undersigned will be, acquired in the ordinary course of its business;

•

at the time of the Exchange Offer, the undersigned has no arrangement or understanding with any person to participate in, and is not engaged in and does not intend to engage in, the distribution, within the meaning of the Securities Act, of the New Notes in violation of the provisions of the Securities Act; and

•

if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such New Notes.

Sign Here

Name of beneficial owner(s):
(Please Type or Print)

Signature(s):

Address:
(Including Zip Code)

Area Code and Telephone No.:

Taxpayer Identification or Social Security Number:

Date:

3